Exhibit 99.1

eXp Realty International Corporation Files Annual Report

Agent-Owned Brokerage Reports Profit and Growth for 2014

BELLINGHAM, WA. - April 1, 2015 - eXp Realty International Corporation (OTCQB: EXPI), “The Agent-Owned Cloud Brokerage”™, today reported operating profit for 2014 of $103,843 on net revenues of $13,368,905.

This represents the first year in which the Company has reported a profit since becoming a public company. The Company also reported year-over-year increase in net revenues of 24.9%. We are also happy to report that average revenue growth accelerated during 2014. Q1 2014 net revenues were up 20.88% from Q1 2013. Q2 2014 vs Q2 2013 was up 12.10%. Q3 2014 vs Q3 2013 was up 26.31% and Q4 2014 vs Q4 2013 was up 42.72%. Below is a chart of quarterly consolidated revenues beginning Q1 of 2012 through the end of Q4 2014.

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The Company also increased its agent ranks by nearly fifty percent (50%) in 2014.

“We’re very pleased to be able to report a profit and significant growth in 2014, particularly given the degree to which we have continually reinvested in the Company over the years, and in the infrastructure and systems needed to support and sustain scalable growth,” said CEO and Founder, Glenn Sanford. “We look forward to continuing to provide eXp Realty agents the opportunity to build teams within and across markets, participate in revenue sharing, and establish an increasing ownership stake in our publicly-traded company while making available to them the technology, systems, tools and professional development offerings needed to build long-lasting and thriving businesses within this evolving industry. 2013 was a transition year for us as we transitioned from being a private company and completing a merger transaction into a public company in October 2013. By contrast, 2014 was the first full year where our revenues and expenses were normalized into the public company and as a result we believe 2014 will be an appropriate year with which to measure future revenue and net income changes.”

The above stats are excerpts from the 10-K Annual Report the company filed with the SEC on March 31, 2015 as well as previously filed quarterly reports. You can access the Annual Report in its entirety by visiting http://investors.exprealty.com/ or by accessing it via the SEC website at: https://www.sec.gov/Archives/edgar/data/1495932/000101968715001215/exp_10k-123114.htm

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About eXp Realty International Corporation

eXp Realty is a full-service real estate brokerage providing 24/7 access to collaborative tools, training, and socialization for real estate brokers and agents through its 3-D, fully-immersive, cloud office environment. This effectively reduces agents’ overhead, increases their profits, and provides greater service value to consumers.

As a publicly-traded company, eXp uniquely offers agents and brokers the opportunity to earn equity awards for production and contributions to company growth. The company also features an aggressive revenue sharing program that pays agents a percentage of gross commission income earned by fellow professionals who they attract into the Company.

From its inception, eXp Realty has been engaged in the marketing and sale of residential real estate with the goal of being the first truly cloud-based, full-service, global real estate brokerage company, delivering around-the-clock access to collaborative tools and professional development for managing real estate brokers and agents. The business model was created to increase brokers’ and agents’ listings and sales, while reducing their overhead and capital requirements. eXp can now be found in approximately 30 states and parts of Canada. For more information, visit: www.exprealty.com or investors.exprealty.com.

You can also follow eXp Realty International on Twitter, LinkedIn, Facebook, and YouTube channel.

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the Company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

Investor Relations Contact Information:	Trade and Media Contact Information:
Glenn Sanford, Chairman & CEO	Jason Gesing, President
eXp Realty International Corporation	eXp Realty International Corporation
glenn@exprealty.com	jason@exprealty.com
1+360-389-2426	1+617-970-8518

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